Exhibit 10.64

November 20, 2016

Douglas M. Fambrough, III Ph.D.
Chief Executive Officer
Dicerna Pharmaceuticals Inc.
87 Cambridgepark Drive
Cambridge, MA 02140

Dear Doug,

I am writing you regarding the License Agreement by and between Dicerna Pharmaceuticals, Inc. (“Dicerna”), on the one hand, and Protiva Biotherapeutics Inc. and Tekmira Pharmaceuticals Corporation (predecessor in interest of Arbutus Biopharma Corporation or “Arbutus”) on the other hand, dated November 16, 2014 (“Agreement”).
By agreement of the parties, the Agreement is now terminated, effective November 21, 2016. Pursuant to section 8.6 (b) of the Agreement, the Supply Agreement and Quality Agreement between Dicerna and Arbutus also automatically terminates, with the proviso that within thirty (30) days after termination of the Agreement (namely December 20, 2016), Dicerna will provide Arbutus with an inventory of all Products in its, its Affiliates’ and their Sublicensees’ (including CMO’s) possession or control, including finished products and works-in-process.

Yours truly,

/s/ Thomas Frohlich